Exhibit 99.1

                                                  January 4, 1999

LOCKHART CARIBBEAN CORPORATION

No. 44 Estate Thomas, P.O. Box 7020
St. Thomas, U.S. Virgin Islands 00801
phone (340) 776-1900   fax (340) 776-1940
www.lockhart.com

Contact:  Christine O'Keefe
email:  okeefe@lockhart.com

                             FOR IMMEDIATE RELEASE:

                           LOCKHART CARIBBEAN EXPANDS
                             ITS FINANCIAL SERVICES
                      BY ACQUIRING TWO INSURANCE COMPANIES


(St. Thomas, USVI) John P. de Jongh, Jr., President and Chief Operating Officer of Lockhart Caribbean Corporation ("Lockhart Caribbean"), announced today that Lockhart Caribbean completed its acquisitions of all the outstanding common stock of Guardian Insurance Company, Inc. ("Guardian"), a U.S. Virgin Islands-based insurance company, and of Heritage Insurance (Caribbean) Limited ("Heritage"), a British Virgin Islands incorporated company, on December 31, 1998. The two companies were acquired for a combination of cash and stock of Lockhart Caribbean.

     "The purchase of Guardian and Heritage is another important step in Lockhart Caribbean's diversification into the financial services business in the U.S.V.I. and throughout the Eastern Caribbean" stated John P. de Jongh, Jr. "These acquisitions achieve several objectives for Lockhart Caribbean. First and most important, Lockhart Caribbean has substantially increased its financial services arm, supplementing its historic real estate business. This addition, from the start, is expected to more than double our revenues on an annualized basis, with a significant contribution to net income as well. Second, the acquisition of Heritage significantly advances our geographic diversification into the Eastern Caribbean, which continues to be a key part of Lockhart Caribbean's long-term strategy. Third, Guardian and Heritage, as part of Lockhart Caribbean, will work in tandem with Premium Finance Company (Caribbean) Limited and Premium Finance Company (E.C.) Limited, the insurance premium finance companies we acquired in 1998, serving the U.S. Virgin Islands, the British Virgin Islands and various other islands in the Eastern Caribbean," continued Mr. de Jongh. Mr. de Jongh noted that Guardian and Heritage are now wholly-owned subsidiaries of Lockhart Caribbean Insurance Corporation, the newly formed insurance division of Lockhart Caribbean.

     "Lockhart Caribbean is one of the oldest and largest real estate owner/developer businesses in the U.S. Virgin Islands. Joining our company's 115 year old history and success with the impressive records of Guardian and Heritage firmly establishes Lockhart Caribbean as what we, its management team, envision it to be in the 21st century," stated Wesley S. Williams, Jr., Esq., Co- Chairman of the Board and Co-Chief Executive Officer of Lockhart Caribbean. "We plan to grow Guardian and Heritage, to expand the range of insurance products that they offer, and to increase significantly the number of markets in which they operate. In this way, Lockhart Caribbean will continue in the next century as a strong diversified company, with large and valuable holdings of real estate, with strong revenue growth generated through its financial services businesses," continued Mr. Williams.

     George H. T. Dudley, Esq., Co-Chairman of the Board and Co-Chief Executive Officer of Lockhart Caribbean, stated that Lockhart Caribbean will continue to maintain its commercial property ownership and development business in the U.S. Virgin Islands. Mr. Dudley noted that the management of the two insurance companies would remain in place following the acquisitions: "We look forward to working with the senior management of Guardian and Heritage - Raymond L. Fournier, Octavio Estrada, Warner Bowers, Karen John and Celso Vargas. We see great potential in the merging of the Lockhart Caribbean management team's expertise in law, banking and insurance, and our real property assets, with the lifelong careers and expertise of Guardian's and Heritage's team in the insurance field, including their potential for addressing the large, under-served markets of the U.S. Virgin Islands and beyond - markets encompassing both English and Spanish speaking populations," continued Mr. Dudley.

     The Board of Directors of Lockhart Caribbean Insurance Corporation will be comprised of Messrs. Williams, Dudley, and de Jongh, as well as Mr. Raymond L. Fournier, Ms. Nancy S. Brodie, and Mr. Donald R. Weisberg, Executive Vice President of Lockhart Caribbean since 1998.

     Mr. Williams, a partner in Covington and Burling in Washington, D.C., has an advanced degree in insurance law from Columbia University in New York City, was an adjunct professor of finance and financial services at Georgetown Law, and is senior member of the Board of Penn Mutual Life Insurance Company, for which he has served as trustee and consultant for 20 years.

     Mr. Dudley is the founder of the U.S. Virgin Islands' largest law firm, Dudley, Topper and Feuerzeig, and his personal practice focuses on consumer finance and banking.

     Prior to joining Lockhart Caribbean, Mr. de Jongh served as Commissioner of Finance for the Government of the Virgin Islands, as Executive Assistant to the Governor of the U.S. Virgin Islands and was a Vice President with Chase Manhattan Bank.

     Mr. Raymond L. Fournier has been President of Guardian since 1996, and has been President and Chairman of the Board of Directors of Heritage since 1993, and has served as a member of the board of Directors of Unlimited Holdings, Inc. since 1994. Mr. Fournier, who is a native of Puerto Rico, received a BA Degree in economics and finance from Clark University, and trained in reinsurance at Cologne Reinsurance Company, Cologne, Germany, and D.G. Durham Ltd., at Lloyd's of London.

     Ms. Brodie has been employed by Penn Mutual Life Insurance Company since 1975, and has served as its Executive Vice President and Chief Financial Officer since 1994. Ms. Brodie is a Certified Public Accountant, a Member of the Pennsylvania Institute of Certified Public Accountants, a Series 7 licensed NYSE General Securities Representative, a Fellow of Life Insurance Management Institute (FLMI), and is currently enrolled in Certified Life Underwriter (CLU) studies at The American College. Ms. Brodie holds a BBA degree in accounting, having attended the University of Dayton and Cleveland State University, and also an MBA degree earned in the Executive MBA program of Columbia University.

     Mr. Weisberg has specialized in investing, investment banking and capital markets, with extensive experience in financial services and real estate. Mr. Weisberg has served as a Director of Salomon Brothers Inc and a Vice President of Goldman, Sachs & Co. He has been a member of the boards of GMM Investors, Petroleum Industry Research Foundation, Inc., Presidio Capital Corp., Rhode Island Investment Acquisition Corporation, Inc. and Sovlink-American Corporation and has been a member of the Investment Committee of New York UJA Federation. Mr. Weisberg received an A.B. degree from Wesleyan University and a J.D. degree from Harvard University.

     Guardian was formed in 1984, and is authorized to write personal and commercial lines of insurance in the U.S. Virgin Islands. "This is an exciting time for our companies, and we couldn't be more pleased or optimistic about the futures of Guardian and Heritage" noted Mr. Fournier. "We believe that now we can become a greater asset to the Virgin Islands' community, offering better and more comprehensive insurance products, and more choice and competitive prices to the people of these islands," continued Mr. Fournier. Guardian's primary lines of business include automobile physical damage and automobile liability coverage. Guardian has offices in St. Thomas and St. Croix, and is one of the oldest domestic insurance companies in the U.S. Virgin Islands.

     Heritage was formed in 1992, and is organized under the laws of the British Virgin Islands, as a property and casualty insurer authorized to originate risks located in the British Virgin Islands, the Turks and Caicos Islands, and Anguilla, W.I. Heritage has offices in the British Virgin Islands and the Turks and Caicos Islands. Guardian and Heritage have 27 employees in the aggregate.

                                     * * * *

     Lockhart Caribbean, headquartered on St. Thomas, is the largest owner of shopping centers in the U.S. Virgin Islands, and is one of the largest owners of undeveloped land on St. Thomas, variously zoned for commercial and residential development. Lockhart Caribbean, through various wholly-owned subsidiaries, owns, operates, and develops shopping centers and other commercial real estate, primarily on the islands of St. Thomas and St. Croix. Lockhart Caribbean currently owns and operates seven shopping centers and three commercial parks, and has additional projects in various stages of development. Lockhart Caribbean also owns Premium Finance Company (Caribbean) Limited and its wholly-owned subsidiary, PFC-EC, which, together, engage in insurance premium financing in the U.S. and British Virgin Islands and throughout the Eastern Caribbean.

     Information about Lockhart Caribbean - its history, properties, current operations, plans for the future, and its management team - can be found on the company's website: www.lockhart.com.

     Inquiries can be made directly to Lockhart Caribbean's Vice President for Investor Relations, Christine O'Keefe, at Lockhart Caribbean's offices, telephone no. 340-776-1900, facsimile no. 340- 776-1940, email
lockhart@lockhart. com.

                                     * * * *

This press release contains forward-looking statements that are subject to risks and uncertainties. Lockhart Caribbean's actual results could differ materially from those discussed in such forward- looking statements, due to various factors which are outside the company's control. Factors that could affect performance include our ability to successfully integrate Guardian and Heritage into Lockhart Caribbean, our ability to finance growth and expansion, risks associated with operations and investments outside the United States and its territories and the risk of unforeseen adverse economic developments generally.